UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2011

Bluesky Systems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52548	20-1699814
(State or other Jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 Century Park East, Suite 1500
Los Angeles, California 90067
(Address of principal executive offices)

(310) 277-4200
(Registrant’s telephone number, including area code)

Bluesky Systems Corp.
191 Chestnut Street
Springfield, Massachusetts 01103
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

(1)

Item 1.01 Entry into a Material Definitive Agreement

Effective October 4, 2011, the Company entered into an Exclusive License Agreement (the “License Agreement”) with Supera Group, LLC (“Supera”) pursuant to which Supera granted to the Company an exclusive license to use Supera’s technology, including patents for the manufacture and sale of readers/writers and high-capacity data storage in a card format for use in healthcare, patient management, medical, dental and pharmaceutical records and any other health application. In connection with entering into the License Agreement, the Company issued 30,200,000 shares to Supera and agreed to pay 4% of gross sales from licensed products. The term of the license grant is for until the last to expire of the Licensed Patents.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the License Agreement, the Company issued to Supera an aggregate of 30,200,000 shares of its Common Stock (the “Shares”) of which 200,000 Shares were transferred to Duane Bennett for services rendered in connection with negotiating the License Agreement. The Shares were issued under an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D.

As a result of the issuance of the 30,200,000 shares and unrelated debt conversion issuances, the Company had 31,485,003 issued and outstanding shares of Common Stock as of the date hereof.

Item 5.01 Changes in Control of Registrant

The discussion set forth in Items 1.01, 3.02 and 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 4, 2011, Duane Bennett resigned as President, Secretary and Treasurer of the Company, and Dan Kehoe was appointed to such offices as of such date. Mr. Bennett retained his position as a director of the Company agreeing to resign effective as of the expiration of the ten day waiting period under Rule 14f-1 of the Securities Exchange Act of 1934, as amended.

Dan Kehoe has been involved in all facets of the card data storage market for over 20 years. His experience has ranged from Corporate Counsel, Business Development, In-house IP, Mergers & Acquisitions, Marketing and Sales to President and CEO. He is a co-founder of SGL Group, LLC, a software solution and data storage platform company utilizing acquired IP for the card market.

1999 to present: Mr. Kehoe has been President and CEO of UCI. UCI was/is a licensee and owner of many patents and patents pending developed for the high storage capacity card market and was the original developer of the technology being licensed to the Company. He has spoken before many governments, financial institutions, technology users and systems integrators around the world. He led the company and its technology into Partnering and Strategic Alliance Agreements and LOIs with the following companies: Ampex Data Systems, Komag, HMT, Infineon, Seagate, Kaifa, Motorola, Litton PRC, CPI Card Group, Giesecke & Devrient (G&D), Quantum, Maxtor, and others., The company has developed a five and one-quarter inch reader/writer and cards that have been successfully demonstrated and seen around the world.

1989 to 1999: Mr. Kehoe licensed the original high storage capacity card patent(s) using hard disk drive technology in a card form factor. He filed for and received additional patents in regard to card data storage systems. He developed a proof of concept reader/writers and cards in an ISO standard card form factor. He served as a consultant to the original design team that that developed the original idea of using hard disk drive technology in a card and assisted them with their first patent in this area. He also brought to them, Partnering agreements with C-Cubed Corporation, Westinghouse, 3M, IBM Ad-Star, Corning, SyQuest, Hoya and others.

Mr. Kehoe is also an executive officer, director and presently the majority shareholder of Supera.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is filed herewith.

Exhibit Number	Description
10.1	License Agreement between the Company and Supera Group, LLC

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2011	Bluesky Systems Holdings, Inc.

/s/ Dan Kehoe
Dan Kehoe
President